SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
NOVEMBER 20, 2006

MEGA GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

New York	000-17510	14-1653446
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification Number)

1730 Rhode Island Ave., N.W., Suite 415, Washington, DC 20036
(Address of principal executive offices)

202-296-9594
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report).

ITEM 8.01 OTHER EVENTS

Mega Group, Inc. (“Mega Group” or the “Company”) files this report on Form 8-K to provide notice that the Company has filed on November 20, 2006, a Form 10-KSB (Amendment No. 1) for the fiscal year ended December 31, 2003 to restate those financial statements to indicate accurately that the comparative financial statements for the fiscal year ended December 31, 2002 contained therein were unaudited.

On or about September 20, 2006, Mega Group’s former independent auditor, Aronson & Company, notified the Commission staff that it had not and would not provide a written consent to permit the use and disclosure of its reports for the comparative fiscal year ending December 31, 2002 in our financial statements for the fiscal year ending December 31, 2003 as audited by the Company’s independent auditors, Stegman and Company. Mega Group and Aronson & Company have been engaged in disputes regarding compensation since the date of Aronson & Company's resignation, February 26, 2004.

Aronson & Company reports on our financial statements for the fiscal years ending December 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles other than a going concern statement on its report on our financial statements. There were no disagreements with Aronson & Company for the years ending December 31, 2002 and 2001 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEGA GROUP, INC.

November 20, 2006	By:	/s/ JOHN H. BROWN
John H. Brown
Chairman of the Board and Chief Executive Officer